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                                                              Exhibit No. 10.19

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                                MASTER AGREEMENT

                          Dated as of December 22, 1999

                                      among

                          WHITTMAN-HART, INC. as Lessee

                                       and

                  FIRST CHICAGO LEASING CORPORATION, as Lessor

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                                Parking Facility
                                Chicago, Illinois


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                                TABLE OF CONTENTS

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                                                                                             PAGE
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
                                    SECTION 1
                           DEFINITIONS; INTERPRETATION .......................................  5

                                    SECTION 2
                        ACQUISITION AND LEASE; FUNDINGS;
                              NATURE OF TRANSACTION..........................................   5

SECTION 2.1  Agreement to Acquire, Fund and Lease............................................   5
SECTION 2.2  Fundings of Purchase Price, Development Costs and Construction Costs............   6
SECTION 2.3  Lessor's Invested Amount and Yield Thereon; Commitment Fee......................   7
SECTION 2.4  Lessee Owner for Tax Purposes...................................................   8
SECTION 2.5  Amounts Due Under Lease.........................................................   8

                                   SECTION 3
                         CONDITIONS PRECEDENT; DOCUMENTS.....................................   8

SECTION 3.1  Conditions to the Obligations of the Lessor on the Closing Date.................   8
SECTION 3.2  Conditions to the Obligations of the Lessor on each Funding Date................  11
SECTION 3.3  Completion Date Conditions......................................................  12

                                    SECTION 4
                                 REPRESENTATIONS.............................................  13

SECTION 4.1  Representations of the Lessee...................................................  13
SECTION 4.2  Representations of the Lessor...................................................  18

                                    SECTION 5
                             COVENANTS OF THE LESSEE.........................................  19

SECTION 5.1  Qualification to do Business in Illinois........................................  19
SECTION 5.2  Further Assurances..............................................................  19
SECTION 5.3  Reporting.......................................................................  19
SECTION 5.4  Financial Covenants.............................................................  19
SECTION 5.5  Additional Required Appraisals..................................................  20

                                    SECTION 6
                               TRANSFERS BY LESSOR...........................................  22

SECTION 6.1  Lessor Transfers................................................................  22


                                                              Master Agreement 2

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

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
                                    SECTION 7
                                 INDEMNIFICATION.............................................  23

SECTION 7.1  General Indemnification.........................................................  23
SECTION 7.2  Environmental Indemnity.........................................................  25
SECTION 7.3  Proceedings in Respect of Claims................................................  26
SECTION 7.4  Increased Costs.................................................................  27
SECTION 7.5  Change in Law; Unavailability of Deposits.......................................  28
SECTION 7.6  Capital Adequacy................................................................  29
SECTION 7.7  End of Term Indemnity...........................................................  30

                                    SECTION 8
                                  MISCELLANEOUS..............................................  31

SECTION 8.1  Survival of Agreements..........................................................  31
SECTION 8.2  Notices.........................................................................  31
SECTION 8.3  Counterparts....................................................................  31
SECTION 8.4  Amendments......................................................................  31
SECTION 8.5  Headings, etc...................................................................  31
SECTION 8.6  Parties in Interest.............................................................  32
SECTION 8.7  GOVERNING LAW...................................................................  32
SECTION 8.8  Expenses........................................................................  32
SECTION 8.9  Severability....................................................................  32
SECTION 8.10  Liabilities of the Lessor......................................................  32
SECTION 8.11  Submission to Jurisdiction; Waivers............................................  32

APPENDIX A      Definitions and Interpretation

                                    SCHEDULES

SCHEDULE 2.2    Commitments
SCHEDULE 4.1(n) Subsidiaries
SCHEDULE 3.1(l) Construction Milestones
SCHEDULE 8.2    Notice Information

                                    EXHIBITS

EXHIBIT A       Form of Funding Request
EXHIBIT B       Form of Completion Date Certificate
EXHIBIT C       Form of Environmental Audit Reliance Letter
EXHIBIT D       Form of Lessee's Counsel Opinion


                                                              Master Agreement 3

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                                                              Master Agreement 4

                                MASTER AGREEMENT

         THIS MASTER AGREEMENT, dated as of December 22, 1999 (as it may be amended or modified from time to time in accordance with the provisions hereof, this "MASTER AGREEMENT"), is between WHITTMAN-HART, INC., a Delaware corporation, as Lessee, and FIRST CHICAGO LEASING CORPORATION, a Delaware corporation, as Lessor.

                              PRELIMINARY STATEMENT

         In accordance with the terms and provisions of this Master Agreement, the Lease, the Lease Participation Agreement and the other Operative Documents,
(i) the Lessee contemplates creating a Leasehold Estate in the Land in favor of the Lessor pursuant to the Ground Lease and the Lessor contemplates acquiring the Leasehold Estate in the Land from Lessee pursuant to the Ground Lease and subleasing the Land to the Lessee, (ii) the Lessee contemplates constructing a Building on the Land for the Lessor and, when completed, leasing the Building from the Lessor as part of the Property under the Lease, (iii) Lessee wishes to obtain, and the Lessor is willing to provide, funding for the construction of the Building, and (iv) the Lessor wishes to sell, and the Lease Participant wishes to purchase, a participation interest in the Lessor's rights under the Lease and the other Operative Documents.

         In consideration of the mutual agreements contained in this Master Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   SECTION 1
                          DEFINITIONS; INTERPRETATION

         Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in APPENDIX A hereto for all purposes hereof; and the rules of interpretation set forth in APPENDIX A hereto shall apply to this Master Agreement.

                                    SECTION 2
                        ACQUISITION AND LEASE; FUNDINGS;
                              NATURE OF TRANSACTION

         SECTION 2.1 AGREEMENT TO ACQUIRE, FUND AND LEASE.

                  (a) LEASEHOLD ESTATE. Subject to the terms and conditions of this Master Agreement, on the Closing Date (i) the Lessee agrees to create a Leasehold Estate in the Land in


                                                              Master Agreement 5
favor of the Lessor pursuant to the Ground Lease and the Lessor agrees to acquire the Leasehold Estate in the Land from the Lessee pursuant to the Ground Lease, (ii) the Lessor hereby agrees to sublease the Land as part of the Property to the Lessee pursuant to the Lease, and (iii) the Lessee hereby agrees to sublease the Land as part of the Property from the Lessor pursuant to the Lease.

                  (b) BUILDING. Subject to the terms and conditions of this Master Agreement, from and after the Closing Date (i) the Lessee agrees, pursuant to the terms of the Construction Agency Agreement, to construct and install the Building on the Land for the Lessor prior to the Scheduled Construction Termination Date, (ii) the Lessor agrees to fund the costs of such construction and installment (and yield thereon), such fundings not to exceed in the aggregate the remaining amount of the Commitment during the period from the Closing Date to the Construction Termination Date, (iii) the Lessor hereby agrees to lease the Building as part of the Property to the Lessee pursuant to the Lease, and (iv) the Lessee hereby agrees to lease the Building from the Lessor pursuant to the Lease.

         SECTION 2.2 FUNDINGS OF PURCHASE PRICE, DEVELOPMENT COSTS AND
                     CONSTRUCTION COSTS.

                  (a) INITIAL FUNDING AND PAYMENT OF PURCHASE PRICE AND TRANSACTION EXPENSES FOR THE PROPERTY ON CLOSING DATE. Subject to the terms and conditions of this Master Agreement, on the Closing Date, Lessor shall make its initial funding of the Lessor's Invested Amount in the amounts and for the purposes set forth in the Funding Request to be delivered to the Lessor on the Closing Date.

                  (b) SUBSEQUENT FUNDINGS AND PAYMENTS OF CONSTRUCTION COSTS DURING CONSTRUCTION TERM. Subject to the terms and conditions of this Master Agreement, on each Funding Date following the Closing Date until the Construction Term Expiration Date, the Lessor shall pay over to the Lessee funds (which shall constitute a part of and an increase in the Lessor's Invested Amount) in an amount equal to the amount of Funding requested by the Lessee for such Funding Date.

                  (c) AGGREGATE LIMITS ON LESSOR'S INVESTED AMOUNTS. The aggregate amount that the Lessor shall be committed to provide as Lessor's Invested Amounts under this Master Agreement shall not exceed the lesser of (i) $23,000,000 and (ii) the estimated value in use shown on the Appraisal.

                  (d) NOTICE, TIME AND PLACE OF FUNDINGS. With respect to each Funding, the Lessee shall give the Lessor an irrevocable prior written notice not later than 12:00 noon, Chicago, Illinois time, three Business Days prior to the proposed Funding Date pursuant, in each case, to a Funding Request in the form of EXHIBIT A (a "FUNDING REQUEST"), specifying the Business Day to be the Closing Date or subsequent Funding Date, as the case may be, and the amount of Funding requested. All documents and instruments required to be delivered on the Closing Date pursuant to this Master Agreement shall be delivered at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603, or at such other location as may be determined by the Lessor and the Lessee. Each Funding shall be in an amount equal to


                                                              Master Agreement 6

$200,000 or an integral multiple of $100,000 in excess thereof. All remittances made by the Lessor for the Funding shall be made in immediately available funds by wire transfer to, or as directed by, the Lessee with receipt by the Lessee not later than 1:00 p.m., Chicago, Illinois time, on the applicable Funding Date, upon satisfaction or waiver of the conditions precedent to the Funding set forth in SECTION 3.

                  (e) LESSEE'S DEEMED REPRESENTATION FOR EACH FUNDING. Each Funding Request by the Lessee shall be deemed a representation by the Lessee to the Lessor that on the proposed Closing Date or Funding Date, as the case may be, (i) the amount of Funding requested represents Transaction Expenses, costs of Construction (soft costs and hard costs), Commitment Fees or Yield or a combination thereof (as set forth in the applicable Funding Request), in each case not to exceed the amounts allocated therefor in the Construction Budget,
(ii) no Event of Default or, to Lessee's knowledge, Potential Event of Default exists, and (iii) the representations of the Lessee set forth in SECTION 4.1 are true and correct in all material respects as though made on and as of such Funding Date except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

         SECTION 2.3 LESSOR'S INVESTED AMOUNT AND YIELD THEREON; COMMITMENT FEE.

                  (a) During the period from and including the Closing Date to but excluding the date on which Lessor's Invested Amount is repaid in full, Lessor's Invested Amount shall accrue yield ("YIELD") at a rate PER ANNUM equal to (i) the sum of (A) the Adjusted LIBOR Rate plus (B) the Applicable Margin PER ANNUM, computed using the actual number of days elapsed and a 360-day year. If all or a portion of the principal amount of or yield on the Lessor's Invested Amount shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, without limiting the rights of the Lessor under the Lease, accrue yield at the Overdue Rate, in each case from the date of nonpayment until paid in full (as well after as before judgment).

                  (b) During the Construction Term, in lieu of paying Basic Rent on each Payment Date, Lessee may submit a Funding Request which includes the amount of the Basic Rent due on each Payment Date during the Construction Term, and on the Payment Date, provided all conditions under this Master Agreement to such Funding have been satisfied, the Lessor's Invested Amount shall be increased by the amount of the Basic Rent then due. Such increases in the Lessor's Invested Amount shall occur without any disbursement of funds by the Lessor.

                  (c) During the Construction Term on each Payment Date, Lessee shall pay Lessor a commitment fee (the "COMMITMENT FEE") for each day equal to
(A) the Commitment Fee Rate then in effect TIMES (B) the difference between $23,000,000 and the Lessor's Invested Amount on such day TIMES (C) 1/360. During the Construction Term, in lieu of paying such Commitment Fee, Lessee may submit a Funding Request which includes the amount of the Commitment Fee due on each Payment Date during the Construction Term, and on the Payment


                                                              Master Agreement 7

Date, provided all conditions under this Master Agreement to such Funding have been satisfied, the Lessor's Invested Amount shall be increased by the amount of the Commitment Fee then due. Such increases in the Lessor's Invested Amount shall occur without any disbursement of funds by the Lessor.

         SECTION 2.4 LESSEE OWNER FOR TAX PURPOSES. It is the intent of the Lessee and the Lessor that for federal, state and local tax purposes (A) the Lessee owns the Property and will be entitled to all tax benefits ordinarily available to an owner of property similar to the Property, (B) the Lease will be treated as a financing arrangement, and (C) the Lessor will be treated as a lender making loans to the Lessee. Consistent with such characterization (i) the Basic Rent shall be treated as interest, (ii) the Lessor's Invested Amounts shall be treated as principal of a loan, and (iii) the other Supplemental Rent shall be treated as additional charges under a loan, for federal income tax purposes. The Lessor shall not take any actions inconsistent with, or otherwise interfere with, the tax position described in the foregoing sentence, except as required by Applicable Law or by any Governmental Authority. Nevertheless, the Lessee acknowledges and agrees that no Person (including the Lessor) has made any representation or warranty to it concerning the tax, financial, accounting or legal characteristics or treatment of the Operative Documents and that the Lessee has obtained and relied solely upon the advice of its own tax, accounting and legal advisors concerning the Operative Documents and the accounting, tax, financial and legal consequences of the transactions contemplated therein.

         SECTION 2.5 AMOUNTS DUE UNDER LEASE. Anything else herein or elsewhere to the contrary notwithstanding, it is the intention of the Lessee and the Lessor that: (i) the amount and timing of installments of Basic Rent due and payable from time to time from the Lessee under the Lease shall be equal to the aggregate payments due and payable with respect to Yield on the Lessor's Invested Amount on each Payment Date; (ii) if the Lessee elects the Purchase Option or becomes obligated to purchase the Property under the Lease, the Lessor's Invested Amounts, all Yield thereon and all other obligations of the Lessee owing to the Lessor shall be paid in full by the Lessee, (iii) if the Lessee properly elects the Remarketing Option, the Lessee shall pay the amounts due pursuant to Section 14.6 of the Lease; and (iv) upon an Event of Default resulting in an acceleration of the Lessee's obligation to purchase the Property under the Lease, the amounts then due and payable by the Lessee under the Lease shall include all amounts necessary to pay in full the Lessor's Invested Amount and accrued Yield thereon and all other obligations of the Lessee owing to the Lessor.


                                    SECTION 3
                         CONDITIONS PRECEDENT; DOCUMENTS

         SECTION 3.1 CONDITIONS TO THE OBLIGATIONS OF THE LESSOR ON THE CLOSING DATE. The obligations of Lessor to carry out its obligations under SECTIONS 2.1 and 2.2 of this Master Agreement to be performed on the Closing Date shall be subject to the fulfillment to the satisfaction of, or waiver by, Lessor on or prior to the Closing Date of the following conditions precedent.


                                                              Master Agreement 8

         (a) FUNDING REQUEST. The Lessor shall have received from the Lessee the Funding Request therefor pursuant to SECTION 2.2.

         (b) OPERATIVE DOCUMENTS. Each of the Operative Documents shall have been duly executed and delivered by each of the parties thereto.

         (c) SURVEY. The Lessee shall have delivered, or shall have caused to be delivered, to the Lessor, at the Lessee's expense, an accurate ALTA survey of the Land, certified as requested by Lessor and showing no state of facts unsatisfactory to the Lessor in its reasonable judgment and prepared within ninety (90) days of the Closing Date by a Person reasonably satisfactory to the Lessor. Such survey shall be sufficient to allow the Title Insurance Company to issue the Title Policy described below.

         (d) TITLE AND TITLE INSURANCE. On the Closing Date, the Lessor shall receive from the Title Insurance Company an ALTA Owner's Policy of Title Insurance issued by the Title Insurance Company in an amount equal to $23,000,000, reasonably acceptable in form and substance to the Lessor and showing no state of facts unsatisfactory to the Lessor in its reasonable judgment (collectively, the "TITLE POLICY"). The Title Policy shall be dated as of the Closing Date, shall include a pending disbursements clause reasonably satisfactory to the Lessor, shall be without an exception for creditors' rights and shall include coverage over the general exceptions to such policy and shall contain such affirmative endorsements as to mechanic's liens, easements and rights-of-way, encroachments, the non-violation of covenants and restrictions, survey matters, zoning, recharacterization and other commercially available endorsements as the Lessor shall reasonably request.

         (e) APPRAISAl. The Lessor shall have received a report of Cushman & Wakefield (the "APPRAISAL"), paid for by the Lessee. Such Appraisal must show that the estimated value in use (determined as if the Building had already been completed in accordance with the related Plans and Specifications and by excluding from such value the amount of assessments on the Property) at the commencement of the Lease Term is equal to at least the expected final Lessor's Invested Amount.

         (f) ENVIRONMENTAL AUDIT; RELIANCE LETTER REGARDING ENVIRONMENTAL AUDIT. Lessor is satisfied in all respects with the Environmental Audit and KO Environmental Services shall have delivered to the Lessor a letter (substantially in the form of EXHIBIT C) stating that the Lessor and the Lease Participant may rely upon such firm's Environmental Audit of the Property, a copy of which has previously been delivered to the Lessor.

         (g) EVIDENCE OF INSURANCE. The Lessor shall have received from the Lessee certificates of insurance evidencing compliance with the provisions of
Article VIII of the Lease (including the naming of the Lessor and the Lease Participant as additional insureds and the Lessor as loss payee as its interest may appear with respect to such insurance), in form and substance reasonably satisfactory to the Lessor.


                                                              Master Agreement 9

         (h) LESSEE'S OFFICER'S CERTIFICATE. The Lessor shall have received an Officer's Certificate of the Lessee stating that, to the best of such officer's knowledge, (A) each and every representation and warranty of the Lessee contained in the Operative Documents is true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;
(B) no Event of Default or Potential Event of Default has occurred and is continuing; (C) each Operative Document to which the Lessee is a party is in full force and effect with respect to it; and (D) no event that would reasonably be expected to have a Material Adverse Effect has occurred since September 30, 1999.

         (i) LESSEE'S RESOLUTIONS AND INCUMBENCY CERTIFICATE, ETC. The Lessor shall have received (x) a certificate of the Secretary or an Assistant Secretary of the Lessee, attaching and certifying as to (i) the Board of Directors' resolution duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, (ii) the incumbency and specimen signatures of persons authorized to execute and deliver such documents on its behalf, (iii) its certificate of incorporation, certified as of a recent date by the Secretary of State of the state of its incorporation, (iv) its by-laws, and (y) good standing certificates from the appropriate office of the States of Delaware and Illinois for the Lessee.

         (j) UCC STATEMENT; RECORDING FEES; TRANSFER TAXES. The Lessor shall have received satisfactory evidence of (i) the filing (or arrangements satisfactory to them for filing) of such Uniform Commercial Code financing statements as it deems reasonably necessary or reasonably appropriate in order to protect its interests, including the UCC Statements, (ii) the payment of all recording and filing fees and taxes with respect to any recordings or filings made of the Memorandum of Ground Lease, the Memorandum of Lease and such UCC financing statements, and (iii) payment of the reasonable legal fees and expenses of Mayer, Brown & Platt, counsel to Lessor and Lease Participant.

         (k) OPINION OF COUNSEL. The opinion of Altheimer & Gray, counsel to the Lessee, dated the Closing Date, substantially in the form set forth in EXHIBIT D-1 and the opinion of the General Counsel of Lessee, substantially in the form set forth in EXHIBIT D-2.

         (l) CONSTRUCTION DOCUMENTS. The Lessee shall have delivered to Lessor an Officer's Certificate of the Lessee, to which all of the following are attached: (i) the Plans and Specifications, (ii) Construction Contract, (iii) Construction Milestones, (iv) Construction Budget and (v) the Architect's Agreement, which Officer's Certificate and attachments shall be subject to the approval of the Lessor and Lease Participant.

         (m) LITIGATION. No action or proceeding shall have been instituted or threatened nor shall any governmental action, suit, proceeding or investigation be instituted or threatened before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the


                                                             Master Agreement 10
performance of this Master Agreement or any transaction contemplated hereby or by any other Operative Document or which is reasonably likely to materially adversely affect the Property or any transaction contemplated by the Operative Documents or which could reasonably be expected to result in a Material Adverse Effect.

         (n) LEGALITY. In the opinion of the Lessee, the Lessor and the Lease Participant or their respective counsel, the transactions contemplated by the Operative Documents shall not violate any Applicable Law, and no change shall have occurred or been proposed in Applicable Law that would make it illegal for such party to participate in any of the transactions contemplated by the Operative Documents.

         (o) NO EVENTS. (i) No Event of Default, Potential Event of Default, Event of Loss or Event of Taking shall have occurred and be continuing, (ii) no action shall be pending or threatened by a Governmental Authority to initiate a Condemnation or an Event of Taking, and (iii) there shall not have occurred any event that would reasonably be expected to have a Material Adverse Effect since September 30, 1999.

         (p) REPRESENTATIONS. Each representation and warranty of the Lessee contained herein or in any other Operative Document shall be true and correct in all material respects as though made on and as of the Closing Date.

         (q) TRANSACTION EXPENSES. The Lessee shall pay the Lessor the Transaction Expenses then accrued.

         (r) PERFECTION. Lessor is satisfied that it has a first prior perfected security interest in the Property and all other collateral securing Lessee's obligations under the Operative Documents.

         SECTION 3.2 CONDITIONS TO THE OBLIGATIONS OF THE LESSOR ON EACH SUBSEQUENT FUNDING DATE. The obligations of the Lessor to carry out its obligations under SECTION 2 of this Master Agreement to be performed on each Funding Date after the Closing Date shall be subject to the fulfillment to the satisfaction of, or waiver by, the Lessor on or prior to each such Funding Date of the following conditions precedent:

         (a) FUNDING REQUEST. The Lessor shall have received from the Lessee the Funding Request therefor pursuant to SECTION 2.2.

         (b) LESSEE'S OFFICER'S CERTIFICATE. The Lessor shall have received an Officer's Certificate of the Lessee stating that: (A) each and every representation and warranty of the Lessee contained in the Operative Documents is true and correct in all material respects on and as of the Funding Date as though made on and as of the Funding Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; (B) no Event of Default or, to Lessee's knowledge, Potential Event of Default has occurred


                                                             Master Agreement 11
and is continuing; (C) each Operative Document to which the Lessee is a party is in full force and effect with respect to it; (D) no event that would reasonably be expected to have a Material Adverse Effect has occurred since September 30, 1999; and (E) the Construction is proceeding in a manner satisfying the Construction Milestones set forth on SCHEDULE 3.2(b).

         (c) LITIGATION. No action or proceeding shall have been instituted or threatened nor shall any governmental action, suit, proceeding or investigation be instituted or threatened before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the performance of this Master Agreement or any transaction contemplated hereby or by any other Operative Document or which is reasonably likely to materially adversely affect the Property or any transaction contemplated by the Operative Documents or which could reasonably be expected to result in a Material Adverse Effect.

         (d) LEGALITY. In the opinion of the Lessee, the Lessor and the Lease Participant or their respective counsel, the transactions contemplated by the Operative Documents shall not violate any Applicable Law, and no change shall have occurred or been proposed in Applicable Law that would make it illegal for such party to participate in any of the transactions contemplated by the Operative Documents.

         (e) NO EVENTS. (i) No Event of Default, Potential Event of Default, Event of Loss or Event of Taking shall have occurred and be continuing, (ii) no action shall be pending or threatened by a Governmental Authority to initiate a Condemnation or an Event of Taking, and (iii) there shall not have occurred any event that would reasonably be expected to have a Material Adverse Effect since September 30, 1999.

         (f) REPRESENTATIONS. Each representation and warranty of the Lessee contained herein or in any other Operative Document shall be true and correct in all material respects as though made on and as of the Funding Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

         (g) TRANSACTION EXPENSES. The Lessee shall pay the Lessor the Transaction Expenses then accrued.

         SECTION 3.3 COMPLETION DATE CONDITIONS. The occurrence of the Completion Date shall be subject to the fulfillment to the satisfaction of, or waiver by, Lessor of the following conditions precedent:

                  (a) TITLE POLICY ENDORSEMENTS; ARCHITECT'S CERTIFICATE. The Lessee shall have furnished to the Lessor

                  (1) the a date-down endorsement (redating and confirming the coverage provided under the Title Policy and each endorsement thereto) and a ALTA 3.1 Zoning


                                                             Master Agreement 12

         Endorsement, in each case effective as of a date not earlier than the date of completion of the Construction subject to no further exceptions not approved by Lessor (other than the Development Agreements approved by Lessor in accordance with SECTION 5.9 of this Master Agreement or ARTICLE V of the Lease);

                  (2) a certificate of the Architect dated at or about the Completion Date and stating that (i) the Building has been completed substantially in accordance with the Plans and Specifications, and the Property is ready for occupancy, (ii) the Plans and Specifications comply in all material respects with all Applicable Laws in effect at such time, and (iii) to the best of the Architect's knowledge, the Property, as so completed, complies in all material respects with all Applicable Laws in effect at such time;

                  (3) an "as built" or "record" set of the Plans and Specifications;

                  (4) a plat of survey of the Property "as built" showing all easements, paving, driveways, fences and exterior improvements. Such survey shall be certified as requested by Lessor and (i) be sufficient to allow the Title Company to issue the endorsements referred to in
         SECTION 3.3(a)(1) above and (ii) show no state of facts unsatisfactory to the Lessor in its reasonable judgment; and

                  (5) copies of a certificate or certificates of occupancy for the Property or other legally equivalent permission to occupy the Property.

         (b) CONSTRUCTION COMPLETION. The Construction shall have been completed substantially in accordance with the Plans and Specifications and all Applicable Laws, and the Property shall be ready for occupancy and operation. All fixtures and other property contemplated under the Plans and Specifications or included in the Appraisal delivered pursuant to Section 3.1 to be incorporated into or installed in the Property shall have been incorporated or installed, free and clear of all Liens except for Permitted Liens.

         (c) LESSEE CERTIFICATION. The Lessee shall have furnished the Lessor with a certification of the Lessee in the form of Exhibit B attached hereto.


                                    SECTION 4
                                 REPRESENTATIONS

         SECTION 4.1 REPRESENTATIONS OF THE LESSEE. The Lessee represents and warrants to Lessor as follows:

         (a) ORGANIZATION; CORPORATE POWERS. The Lessee (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified as a foreign corporation and in good standing (A) in Illinois and (B) under the laws of each jurisdiction where such qualification is required and where the


                                                             Master Agreement 13
failure to be duly qualified and in good standing would have a Material Adverse Effect and (iii) has all requisite corporate power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Operative Documents. Lessee's principal place of business is located at 311 South Wacker Drive, Chicago, Illinois 60606.

         (b) AUTHORITY. The Lessee has the requisite corporate power and authority to execute, deliver and perform the Operative Documents executed by it, or to be executed by it, and the execution, delivery and performance (or recording or filing, as the case may be) of the Operative Documents, and the consummation of the transactions contemplated thereby, have been duly approved by the Board of Directors of the Lessee and no other corporate proceedings on the part of the Lessee are necessary to consummate the transactions so contemplated.

         (c) ENFORCEABLE. The Operative Documents executed by the Lessee have been duly executed and delivered (and recorded or filed, as the case may be) by the Lessee, and constitute its legal, valid and binding obligation, enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or by equitable principles generally.

         (d) NO CONFLICT. The execution, delivery and performance by the Lessee of each Operative Document to which it is a party and each of the transactions contemplated thereby do not and will not (i) violate any Applicable Law or Contractual Obligation of the Lessee the consequences of which violation, singly or in the aggregate, would have a Material Adverse Effect, (ii) result in or require the creation or imposition of any Lien whatsoever on the Property or upon any of the properties or assets of the Lessee or any of its Subsidiaries (other than Permitted Liens), or (iii) require any approval of stockholders or others which has not been obtained and is in full force and effect.

         (e) GOVERNMENTAL CONSENTS. Except as have been made, obtained or given, and are in full force and effect, no filing or registration with, consent or approval of, notice to, with or by any Governmental Authority, is required to authorize, or is required in connection with, the execution, delivery and performance by the Lessee of the Operative Documents, the use of the proceeds of the Funding made to effect the purchase of the Property, or the legality, validity, binding effect or enforceability of any Operative Document.

         (f) APPLICABLE LAW. The Lessee and each Subsidiary of the Lessee, each of their businesses and each Person acting on behalf of any of them is in compliance with all Applicable Laws, in each case where the failure to so comply would have a Material Adverse Effect, either individually or together with other such cases.


                                                             Master Agreement 14

         (g) RIGHTS IN RESPECT OF THE PROPERTY. The Lessee is not a party to any contract or agreement to sell any interest in the Property or any part thereof, other than pursuant to this Master Agreement and the Lease.

         (h)      HAZARDOUS MATERIALS.

              (i) To the best knowledge of the Lessee, on the Closing Date, there are no Hazardous Materials present at, upon, under or within the Property or released or transported to or from the Property, except, in each case, in full compliance with all Applicable Laws.

              (ii) On or before the Closing Date, no written notices of any Governmental Action have been received by the Lessee or any

Affiliate which could reasonably be expected to either (A) subject the Lessor or Lease Participant to any Claims or Liens under any Environmental Law, or (B) subject the Lessee or the Property to any Claims or Liens under any Environmental Law which would have a Material Adverse Effect.

              (iii) The Lessee has, or will have when required by Applicable Law, all Environmental Permits necessary to operate the Property in accordance with Environmental Laws and is complying with and has at all times complied with all such Environmental Permits, except to the extent the failure to so comply would not have a Material Adverse Effect.

              (iv) No written notice, notification, demand, request for information, citations, summons, complaint or order has been received by the Lessee, no penalty has been assessed on the Lessee and no investigation or review is pending or, to its best knowledge, threatened by any Governmental Authority or other Person in each case relating to the Property with respect to any alleged violation or liability of the Lessee under any Environmental Law. No material notice, notification, demand, request for information, citations, summons, complaint or order has been received by the Lessee with respect to any other Person, no material penalty has been assessed on any other Person and no investigation or review is pending or, to its best knowledge, threatened by any Governmental Authority or other Person relating to the Property with respect to any alleged material violation or liability under any Environmental Law by any other Person.

              (v) The Property and each portion thereof are presently in compliance in all material respects with all Environmental Laws, and there are no present or past facts, circumstances, activities, events, conditions or occurrences regarding the Property (including without limitation the release or presence of Hazardous Materials) that could reasonably be anticipated to (A) form the basis of a material Claim against the Property, the Lessor, the Lease Participant or the Lessee, (B) cause the Property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law, (C) require the filing or recording of any notice or restriction relating to the presence of Hazardous Materials in the real estate records in the county or other appropriate municipality in which the Property is located, or (D) prevent or interfere with the continued operation and maintenance of the Property as contemplated by the Operative Documents.


                                                             Master Agreement 15

         (i) PROPERTY. The present condition and use of the Property conforms in all material respects with all conditions or requirements of all existing permits and approvals issued with respect to the Property, and the present use of the Property and the Lessee's future intended use of the Property under the Lease does not, in any material respect, violate any Applicable Law. No material written notices, complaints of orders or violation or non-compliance have been received or, to the Lessee's best knowledge, issued, threatened or contemplated by any Governmental Authority with respect to the Property or any present or intended future use thereof. All agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of the Property as the Lessee intends to use the Property under the Lease and which are necessary to permit the lawful intended use and operation of all presently intended utilities, driveways, roads and other means of egress and ingress to and from the same have been, or to the Lessee's best knowledge will be, obtained and are, or will be, in full force and effect, and the Lessee has no knowledge of any pending modification or cancellation of any of the same (other than any modification pursuant to the Development Agreements).

         (j) FINANCIAL STATEMENTS. The September 30, 1999 consolidated financial statements of the Lessee and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Lessee and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

         (k) MATERIAL ADVERSE CHANGE. Since the period ending September 30, 1999, there has been no change in the business, property, condition (financial or otherwise) or results of operations of the Lessee and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         (l) TAXES. The Lessee and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Lessee or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. The United States income tax returns of the Lessee and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1996. No tax liens have been filed and no claims are being asserted with respect to any such taxes as of the Closing Date except as set forth in SCHEDULE 4.1(l). The charges, accruals and reserves on the books of the Lessee and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

         (m) LITIGATION AND CONTINGENT OBLIGATIONS. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Lessee or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or


                                                             Master Agreement 16
delay the making of any Funding hereunder. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Lessee has no material contingent obligations not provided for or disclosed in the financial statements referred to in SECTION 4.1(j).

         (n) SUBSIDIARIES. SCHEDULE 4.1(n) contains an accurate list of all Subsidiaries of the Lessee as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Lessee or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and nonassessable.

         (o) ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $5,000,000. Each Plan complies in all material respects with all Applicable Law, no Reportable Event has occurred with respect to any Plan, neither the Lessee nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

         (p) PLAN ASSETS; PROHIBITED TRANSACTIONS. The Lessee is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

         (q) ACCURACY OF INFORMATION. No information, exhibit or report furnished by the Lessee or any of its Subsidiaries to the Agent or Lease Participant in connection with the negotiation of, or compliance with, the Operative Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         (r) REGULATION U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Lessee and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         (s) INVESTMENT COMPANY ACT. Neither the Lessee nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         (t) PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Lessee nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.


                                                             Master Agreement 17

         (u) YEAR 2000. The Lessee has made a full and complete assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program the Lessee does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

         SECTION 4.2 REPRESENTATIONS OF THE LESSOR. The Lessor represents and warrants to the Lessee as follows:

         (a) ORGANIZATION; CORPORATE POWERS. The Lessor (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and (ii) has all requisite corporate power and authority to own, operate and encumber its property and assets and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by the Operative Documents.

         (b) AUTHORITY. (i) The Lessor has the requisite corporate power and authority to execute, deliver and perform the Operative Documents executed by it, or to be executed by it, and (ii) the execution, delivery and performance (and recording or filing, as the case may be) of the Operative Documents, and the consummation of the transactions contemplated thereby, have been duly approved by all necessary corporate action of the Lessor and no other corporate proceedings on the part of the Lessor are necessary to consummate the transactions so contemplated.

         (c) ENFORCEABLE. The Operative Documents executed by the Lessor have been duly executed and delivered by the Lessor, and constitute its legal, valid and binding obligation, enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or by equitable principles generally.

         (d) SECURITIES ACT. Except as set forth in the Lease Participation Agreement, the interest being acquired or to be acquired by the Lessor in the Property is being acquired for its own account, without any view to the distribution thereof or any interest therein.

         (e) EMPLOYEE BENEFIT PLANS. The Lessor is not and will not be making its investment hereunder or performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in
Section 4975(e)(1)) of the Code.


                                                             Master Agreement 18

                                    SECTION 5
                             COVENANTS OF THE LESSEE

         SECTION 5.1 QUALIFICATION TO DO BUSINESS IN ILLINOIS. The Lessee shall remain qualified to do business and in good standing in the State of Illinois.

         SECTION 5.2 FURTHER ASSURANCES. Upon the written request of the Lessor, the Lessee, at its own cost and expense, will cause all financing statements (including precautionary financing statements), fixture filings and other similar documents, to be recorded or filed at such places and times specified by the Lessor to the extent reasonably necessary to preserve, protect and perfect the interest of the Lessor in the Property as contemplated by the Operative Documents.

         SECTION 5.3 REPORTING. The Lessee shall deliver or cause to be delivered to the Lessor the following (to the extent not previously obtained by the Lessor):

                  (a) as soon as they are available but not more than 120 days after the end of each fiscal year of the Lessee, the Lessee's consolidated balance sheets and the related statements of income and cash flows, showing the Lessee's financial condition as of the close of such fiscal year, on a consolidated basis, certified by KPMG Peat Marwick or other independent auditors of recognized national standing and accompanied by an opinion of such auditors to the effect that such consolidated financial statements fairly present the Lessee's financial condition and results of operations on a consolidated basis in accordance with GAAP consistently applied;

                  (b) as soon as they are available but not later than 45 days after the end of each fiscal quarter of each year, the Lessee's consolidated and consolidating balance sheets and related statements of income and cash flows, showing the Lessee's financial condition, on a consolidated and consolidating basis, as of the close of such fiscal quarter and during the then elapsed portion of the related fiscal year, all certified by one of the Lessee's chief financial officers, principal accounting officer, Treasurer or Assistant Treasurer (each, a "FINANCIAL OFFICER") as fairly presenting its financial condition and results of operations on a consolidated and consolidating basis and, with respect to the consolidated statements, in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

                  (c) together with the financial statements delivered pursuant to PARAGRAPHS (a) and (b) above, a certificate from the Lessee's Financial Officer showing a calculation of the financial covenants set forth in SECTION 5.4; and

                  (d) upon request by the Lessor, such other information relating to the business, affairs and financial condition of the Lessee and its Subsidiaries or the Property as the Lessor may from time to time reasonably request.

         SECTION 5.4 FINANCIAL COVENANTS.


                                                             Master Agreement 19

                  5.4.1 FIXED CHARGE COVERAGE RATIO. Lessee will not permit the ratio, determined as of the end of each of its fiscal quarters, of (i) Consolidated EBITDA PLUS Consolidated Rentals to (ii) the sum of (x) Consolidated Interest Expense PLUS (y) Consolidated Rentals, all calculated for the Lessee and its Subsidiaries on a consolidated basis, to be less than 3.0 to 1.0.

                  5.4.2 LEVERAGE RATIO. The Lessee will not permit the ratio, determined as of the end of each of its fiscal quarters, of (i) Consolidated Funded Indebtedness to (ii) Consolidated EBITDA PLUS Consolidated Rentals for the then most-recently ended four fiscal quarters to be greater than 3.0 to 1.0.

                  5.4.3 MINIMUM TANGIBLE NET WORTH. The Lessee will at all times maintain Consolidated Tangible Net Worth of not less than the sum of
         (i) $208,500,000 plus (ii) 50% of Consolidated Net Income earned in each fiscal quarter beginning with the quarter ending December 31, 1999 (without deduction for losses).

         SECTION 5.5 ADDITIONAL REQUIRED APPRAISALS. If, as a result of any change in Applicable Law after the date hereof, an appraisal of the Property is required during the Lease Term under Applicable Law with respect to the Lessor's interest therein, the Lessor's Invested Amount with respect thereto or the Operative Documents, then the Lessee shall pay the cost of such appraisal.

         SECTION 5.6 COLLATERAL. Upon the Closing Date and until each of the obligations of the Lessee under the Operative Agreements have been satisfied in full, (i) Lessee shall pledge to Lessor Eligible Collateral as security for Lessee's obligations under the Operative Documents, and (ii) such Eligible Collateral shall be subject to the Pledge Agreement and held by ANB pursuant to the Control Agreement. Upon not less than seven (7) Business Day's notice to Lessor, so long as no Event of Default or Potential Event of Default has occurred and is continuing, and no Event of Loss, Event of Taking, Casualty or Condemnation has occurred, Lessee may elect to change the composition of the Eligible Collateral and cause substitute Eligible Collateral to become subject to the Pledge Agreement and held by ANB pursuant to the Control Agreement. So long as the minimum Eligible Collateral remains on deposit in the securities account established under the Control Agreement, and so long as no Event of Default or Potential Event of Default has occurred and is continuing, and no Event of Loss, Event of Taking, Casualty or Condemnation has occurred, Lessor shall permit Lessee to withdraw from such securities account any accretions (including interest and dividends) to the property held therein.

         SECTION 5.7 REAL PROPERTY TAXES. The Lessee shall, within one hundred eighty (180) days after the date hereof, take such action as may be necessary to cause the Cook County Assessor to issue a permanent tax identification number which affects only the Property, all of the Property and no other real property, including, without limitation, a petition for division of property. Lessor shall, upon the request of Lessee, join in any such action subject to each of the


                                                             Master Agreement 20
requirements set forth in Article V of the Lease. Lessee shall pay, prior to the date the same becomes due and payable, all Taxes assessed, billed or imposed with respect to the Property and all additional real property which may be assessed, billed or taxed together with any portion of the Property. The payment of such Taxes is hereby acknowledged and agreed to be included within the scope and intent of the General Indemnity set forth in Section 7.1 of the Master Agreement.

         SECTION 5.8. CHANGE IN CONTROL. Without the prior written consent of the Lessor (which consent shall not be unreasonably withheld):

                  5.8.1 Lessee will not permit or suffer to occur any Change In Control.

                  5.8.2 The Lessee will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that a Subsidiary may merge into the Lessee or a WhollyOwned Subsidiary.

                  5.8.2 The Lessee will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its property to any other Person, including any right, title or interest in any of the Operative Documents, except:

                           (i) Sales of inventory in the ordinary course of business; or

                           (ii) Leases, sales or other dispositions of its property that, together with all other Property of the Lessee and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the property of the Lessee and its Subsidiaries; or

                           (iii) Lessee may transfer the Land and Lessee's interests under the Operative Documents to a WhollyOwned Subsidiary of Lessee so long as
                                    (A) such WhollyOwned Subsidiary is solvent and (B) Whittman-Hart, Inc. remains liable for all obligations of the Lessee under the Operative Documents.

                  5.8.4 The Lessee will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

                           (i)      Permitted Investments; or


                                                             Master Agreement 21

                           (ii) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in SCHEDULE 5.8.4; or

                           (iii) New cash Investments in any Person in an aggregate amount (tested as of the date such Investment is made) not to exceed $100,000,000; or

                           (iv) Acquisitions through the issuance or delivery of the stock (or other equity or debt instrument) of Lessee or any Affiliate of Lessee in the aggregate amount (tested at the time of an Acquisition) for all such Acquisitions of not more than $500,000,000.

         Subject to limitations of Applicable Law, Lessee agrees to give Lessor reasonable advance notice of (i) any proposed event which would require the consent of Lessor under this Section 5.8, (ii) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the Lessee or (iii) Acquisitions through the issuance or delivery of the stock (or other equity or debt instrument) of Lessee or any Affiliate of Lessee in the amount (tested at the time of an Acquisition) of $300,000,000 or more.

         SECTION 5.9. DEVELOPMENT COVENANTS.

         (a) Lessee covenants and agrees that it shall not (unless Lessee's needs for parking cannot be fully satisfied by the Property and the Property is otherwise fully occupied by Lessee) directly or indirectly purchase, use, provide, lease, rent, construct, subsidize or in any other manner make use of, any parking facilities or services for or in connection with or in any way related to the Whittman-Hart Campus and the parking needs of its employees, guests, visitors and invitees, other than the Property. This covenant shall be placed of recorded in a document duly recorded with the Cook County Recorder of Deeds as a covenant running with the land, burdening the Whittman-Hart Campus and benefiting the Property.

         (b) The TIF Documents shall be subject to the prior approval of Lessor, such approval not to be unreasonably withheld.


                                    SECTION 6
                      TRANSFERS BY LESSOR/LEASE PARTICIPANT

         SECTION 6.1 LESSOR TRANSFERS. Except as set forth in this Section 6.1 or Section 6.2 of this Master Agreement or Article V of the Lease, the Lessor shall not assign, convey, pledge,


                                                             Master Agreement 22
mortgage, hypothecate or otherwise transfer all or any portion of its right, title or interest in, to or under the Property or any of the Operative Documents. Notwithstanding the foregoing:

         (a) prior to the Completion Date, the Lessor may transfer all or any part of its interest in the Property and/or the Operative Documents to (i) Bank One Corporation or (ii) any Affiliate of Bank One Corporation which either (x) has a net worth of $50,000,000 or (y) has its obligations under the Operative Documents guaranteed by Bank One Corporation or an Affiliate of Bank One Corporation which has a net worth of $50,000,000, provided that prior to the Completion Date Lessor shall not be released from its obligations under the Operative Documents as a result of such transfer;

         (b) on or after the Completion Date, Lessor may transfer all or any part of its interest in the Property and/or the Operative Documents to any Person which (x) has a net worth of $50,000,000 or (y) has its obligations under the Operative Documents guaranteed by any Person which has a net worth of $50,000,000; provided that from and after any transfer in accordance with this clause (b) of Section 6.1 and the written assumption by the transferee of Lessor's obligations under the Operative Documents (or the portion thereof so transferred), Lessor shall be released from its obligations under the Operative Documents to the extent of, and with respect to, the obligations so assumed;

         (c) Lessor may enter into the Lease Participation Agreement with Lease Participant; and

         (d) If an Event of Default has occurred and is continuing, the Lessor may transfer its interests to any Person without the Lessee's consent.

Within ten (10)Business Days following any transfer referred to in clauses (a) or (b) above, Lessor shall notify Lessee of such transfer.

         SECTION 6.2 LEASE PARTICIPANT. Lease Participant may transfer its interests under the Lease Participation Agreement to any Person at any time.


                                    SECTION 7
                                 INDEMNIFICATION

         SECTION 7.1 GENERAL INDEMNIFICATION. The Lessee agrees to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee, on an After-Tax Basis, from and against, any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission by such Indemnitee or otherwise), whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the Closing Date or after the Lease Termination Date, in any way relating to or arising out of:


                                                             Master Agreement 23

         (a) any of the Operative Documents or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof; or

         (b) the Property or any part thereof or interest therein;

         (c) Development Agreements;

         (d) the purchase, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition, substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including, without limitation, any sale pursuant to the Lease), return or other disposition of all or any part of any interest in the Property or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including, without limitation: (1) Claims or penalties arising from any violation of law or in tort (strict liability or otherwise), (2) latent or other defects, whether or not discoverable, (3) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Property or any part thereof, including any Development Agreements, (4) the making of any Alterations in violation of any standards imposed by any insurance policies required to be maintained by Lessee pursuant to the Lease which are in effect at any time with respect to the Property or any part thereof, and (5) Claims arising from any public improvements with respect to the Property resulting in any change or special assessments being levied against the Property or any Claim for utility "tap-in" fees;

         (e) the breach or alleged breach by the Lessee of any representation or warranty made by it or deemed made by it in any Operative Document or any certificate required to be delivered by any Operative Document;

         (f) the retaining or employment of any broker, finder or financial advisor by the Lessee to act on its behalf in connection with this Master Agreement;

         (g) the existence of any Lien on or with respect to the Property, any Basic Rent or Supplemental Rent, title thereto, or any interest therein, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Property or by reason of labor or materials furnished or claimed to have been furnished to the Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by the Lessee or Alterations constructed by the Lessee; or


                                                             Master Agreement 24

         (h) the transactions contemplated by the Lessee hereby or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code;

PROVIDED, HOWEVER, the Lessee shall not be required to indemnify any Indemnitee under this SECTION 7.1 for any of the following Claims (other than a Claim arising from or in connection with the Development Agreements): (1) any Claim to the extent a court of competent jurisdiction shall have determined that such claim results from the willful misconduct or gross negligence of such Indemnitee, (2) any Claim resulting from Lessor Liens which the Lessor is responsible for discharging under the Operative Documents, and (3) any Claim related to the Property that arises after the Lease Termination Date when neither the Lessee nor any Affiliate thereof nor any sublessee thereof has possession of the Property. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document.

         SECTION 7.2 ENVIRONMENTAL INDEMNITY. Without limitation of SECTION 7.1, the Lessee agrees to indemnify, hold harmless and defend each Indemnitee from and against any and all claims (including without limitation third party claims for personal injury or real or personal property damage), losses (including but not limited to any loss of value of the Property), damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable costs and expenses incurred in connection therewith (including, but not limited to, reasonable attorneys' and/or paralegals' fees and expenses), including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, arising directly or indirectly, in whole or in part, out of

         (a) the presence on or under the Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under, from or onto the Property,

         (b) any activity, including, without limitation, construction, carried on or undertaken on or off the Land, and whether by the Lessee, or any predecessor in title or any employees, agents, contractors or subcontractors of the Lessee, or any predecessor in title, or any other Persons (including such Indemnitee), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under the Property,

         (c) loss of or damage to any property or the environment (including, without limitation, clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated


                                                             Master Agreement 25
               with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws,

         (d) any claim concerning lack of compliance with Environmental Laws, or any act or omission causing an environmental condition that requires remediation or would allow any governmental agency to record a lien or encumbrance on the land records, or

         (e) any residual contamination on or under the Property, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances;

in any case arising or occurring or resulting from events

         (f)   prior to or during the Lease Term, or

         (g) at any time during which the Lessee or any Affiliate owns, occupies or possesses the Property or any portion thereof, or

         (h) during any period after and during the continuance of any Event of Default;

PROVIDED, HOWEVER, the Lessee shall not be required to indemnify any Indemnitee under this SECTION 7.2 for any of the following: (i) any Claim to the extent a court of competent jurisdiction shall have determined that such Claim results from the willful misconduct or gross negligence of such Indemnitee or (ii) any Claim to the extent a court of competent jurisdiction shall have determined that such Claim results from the negligence of any Indemnitee who, after an Event of Default shall have occurred, is operating the business conducted at the Building, . It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Document.

         SECTION 7.3 PROCEEDINGS IN RESPECT OF CLAIMS. Any Indemnitee requesting the Lessee to pay any amount under SECTION 7.1 or 7.2 in respect of any Claim shall immediately notify the Lessee upon such Indemnitee receiving written notice of such Claim. With respect to any amount that the Lessee is requested by an Indemnitee to pay by reason of SECTION 7.1 or 7.2, such Indemnitee shall, if so requested by the Lessee and prior to any payment, submit such additional information to the Lessee as the Lessee may reasonably request and which is in the possession of or reasonably available to such Indemnitee to substantiate properly the requested payment. In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall promptly notify the Lessee of the commencement thereof or any notice thereof received by such Indemnitee, and the Lessee shall be entitled, at its expense, to participate in, and, to the


                                                             Master Agreement 26
extent that the Lessee desires to, assume and control the defense thereof; PROVIDED, HOWEVER, that the Lessee shall have acknowledged in writing its obligation to fully indemnify such Indemnitee in respect of such action, suit or proceeding, and, the Lessee shall provide such Indemnitee with all information with respect to such action, suit or proceeding as such Indemnitee shall reasonably request, and, PROVIDED FURTHER, that the Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee, such action, suit or proceeding involves any possibility of imposition of criminal liability on such Indemnitee, (B) such proceeding involves Claims not fully indemnified by the Lessee which the Lessee and the Indemnitee have been unable to sever from the indemnified claim(s) or (C) an Event of Default shall have occurred and be continuing. The Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the Lessee in accordance with the foregoing. Such Indemnitee shall cooperate in any such proceeding as reasonably requested by the Lessee and shall provide all information and assistance reasonably requested by the Lessee and in the possession of or reasonably available to such Indemnitee.

         Unless an Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under SECTION 7.1 or 7.2 without the prior written consent of the Lessee, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under
SECTION 7.1 or 7.2 with respect to such Claim.

         Upon payment in full of any Claim by the Lessee pursuant to SECTION 7.1 or 7.2 to or on behalf of an Indemnitee, the Lessee, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto, and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be reasonably necessary to preserve any such claims and otherwise cooperate with the Lessee and give such further assurances as are reasonably necessary or advisable to enable the Lessee vigorously to pursue such claims.

         Any amount payable to an Indemnitee pursuant to SECTION 7.1 or 7.2 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

         SECTION 7.4 INCREASED COSTS. If the Lessor or the Lease Participant shall determine in good faith that any change in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over the Lessor or the Lease Participant or its lending branch or the Fundings contemplated by this Agreement (whether or not having the force of law) shall:


                                                             Master Agreement 27

                  (i) impose, increase, or deem applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, the Lessor or the Lease Participant which is not in any instance already accounted for in computing the Adjusted LIBOR Rate;

                  (ii) impose on the Lessor or the Lease Participant any penalty with respect to the foregoing or any other condition regarding this Agreement, any other Operative Document, its disbursements or the Lessor's Invested Amount;

and the Lessor or the Lease Participant, as the case may be, shall determine that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to the Lessor or the Lease Participant, as the case may be, of creating or maintaining any LIBOR portion of the Lessor's Invested Amount or to reduce the amount of Basic Rent received or receivable by the Lessor or the Lease Participant, as the case may be, then the Lessee shall pay on demand to the Lessor or the Lease Participant, as the case may be, for the account of the Lessor or the Lease Participant, as the case may be, from time to time as specified by the Lessor or the Lease Participant, as the case may be, such additional amounts as the Lessor or the Lease Participant, as the case may be, shall reasonably determine are sufficient to compensate and indemnify it for such increased cost or reduced amount. If the Lessor or the Lease Participant makes such a claim for compensation, (i) it shall provide to the Lessee a certificate setting forth in reasonable detail the computation of the increased cost or reduced amount as a result of any event mentioned herein and such certificate shall be deemed prima facie correct and (ii) from and after the last day of the then current Yield Period (upon at least two (2) Business Days notice to Lessor and Lease Participant from Lessee), the Yield shall thereafter accrue at the Alternative Rate.

         SECTION 7.5 CHANGE IN LAW; UNAVAILABILITY OF DEPOSITS.

         (a) Notwithstanding any other provision herein, if at any time the Lessor or the Lease Participant shall determine in good faith that any change in applicable laws or regulations or in the interpretation thereof shall make it unlawful for the Lessor or the Lease Participant to make or maintain any portion of the Lessor's Invested Amount based on the Adjusted LIBOR Rate or to give effect to its obligations as contemplated by the Operative Documents with respect to any portion of the Lessor's Invested Amount based on the Adjusted LIBOR Rate, it shall promptly notify the Lessee, and the obligation of the Lessor to maintain any portion of the Lessor's Invested Amount at the Adjusted LIBOR Rate shall terminate until it is no longer unlawful for the Lessor or the Lease Participant, as the case may be, to maintain the Lessor's Invested Amount at the Adjusted LIBOR Rate. If the continued maintenance of any portion of the Lessor's Invested Amount at the Adjusted LIBOR Rate is unlawful, the Lessor's Invested Amount shall be converted to accrue Yield based on the Alternative Rate on the last day of the then current Yield Period, or on such earlier date as may be required by applicable law.

         (b) Notwithstanding any other provision of this Agreement, if prior to the commencement of any Yield Period, the Lessor or Lease Participant shall either (A) inform the


                                                             Master Agreement 28

Lessee that it has determined that United States dollar deposits in the amount of the Lessor's Invested Amount scheduled to be outstanding during such Yield Period are not readily available to the Lessor or the Lease Participant, as the case may be, in the offshore interbank market or (B) advise the Lessee that the Adjusted LIBOR Rate will not adequately and fairly reflect the cost to the Lessor or the Lease Participant, as the case may be, of funding the Lessor's Invested Amount for such Yield Period, the Lessor shall promptly give notice thereof to the Lessee, and the Lessor's Invested Amount shall be converted to accrue Yield based on the Alternative Rate until United States dollar deposits in such amount and for the applicable Yield Period shall again be readily available in the offshore interbank market or the Adjusted LIBOR Rate shall adequately and fairly reflect the cost to the Lessor and the Lease Participant, as the case may be.

         (c) In the event the Lessor or the Lease Participant shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or contracted to be acquired by the Lessor or the Lease Participant to fund or maintain the Lessor's Invested Amount or the re-lending or reinvestment of such deposits or other funds or amounts paid or prepaid to the Lessor or the Lease Participant, but not including a loss of profit), as a result of:

                  (i) any payment of the Lessor's Invested Amount on a date other than a Payment Date for any reason, whether before or after default, and whether or not such payment is required by any provision of any Operative Document; or

                  (ii) any failure by the Lessee to complete any Funding after the Funding Notice therefor has been given, unless such failure results from the Lessor's or the Lease Participant's inability pursuant to this
         SECTION 7.5 to continue to maintain the Lessor's Invested Amount at the Adjusted LIBOR Rate;

then, upon the demand of the Lessor or the Lease Participant, as the case may be, the Lessee shall pay on demand to the Lessor or the Lease Participant such amount as will reimburse the Lessor or the Lease Participant, as the case may be, for such loss, cost or expense. If the Lessor or the Lease Participant requests such a reimbursement, it shall provide the Lessee with a certificate setting forth in reasonable detail the computation of the loss, cost or expense giving rise to the request for reimbursement, and such certificate such be deemed prima facie correct.

         SECTION 7.6 CAPITAL ADEQUACY. If the Lessor or the Lease Participant shall determine that any applicable law, rule or regulation regarding capital adequacy instituted after the date hereof, or any change in the interpretation or administration of any applicable, law, rule or regulation regarding capital adequacy by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by the Lessor or the Lease Participant (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lessor's or the Lease Participant's capital as a consequence of its obligations hereunder or under the other Operative Documents, or credit extended by it hereunder or the Operative Documents to a level


                                                             Master Agreement 29
below that which the Lessor or the Lease Participant, as the case may be, could have achieved but for such law, rule, regulation, change or compliance, taking into consideration the Lessor's or the Lease Participant's, as the case may be, policies with respect to capital adequacy, by an amount deemed by the Lessor or the Lease Participant to be material, then from time to time as specified by the Lessor or the Lease Participant, as the case may be, the Lessee shall pay on demand such additional amount or amounts as will compensate the Lessor or the Lease Participant for such reduction. A certificate of the Lessor or the Lease Participant claiming compensation under this SECTION 7.6 and setting forth the additional amount or amounts to be paid to it hereunder in reasonable detail shall be prima facie evidence thereof. In determining such amount, the Lessor or the Lease Participant, as the case may be, may use any reasonable averaging and attribution methods.

         SECTION 7.7 END OF TERM INDEMNITY.

         (a) SALE. In the event that at the end of the Lease Term the Lessee elects the Remarketing Option and the amount of sales proceeds applied to the Lease Balance, together with the Lessee's payment of the Recourse Deficiency Amount, does not result in Lessor receiving the entire Lease Balance, then the Lessor may obtain, at the Lessee's sole cost and expense, a report from the Appraiser (or, if the Appraiser is not available, another appraiser reasonably satisfactory to the Lessor) in form and substance satisfactory to Lessor ("REPORT") to establish the reason for any decline in value of the Property from that anticipated for such date in the Appraisal delivered on the Closing Date. The Lessee shall promptly reimburse the Lessor for the amount equal to such decline in value (but not in excess of the remaining Lease Balance after application of such sales proceeds and the Recourse Deficiency Amount) to the extent that the Report indicates that such decline was due to (collectively, the "DECLINE CAUSES"):

               (i) extraordinary use, failure to maintain, to repair, to restore, to rebuild or to replace, failure to comply with all Applicable Laws, failure to use, workmanship, method of installation or removal or maintenance, repair, rebuilding or replacement, or any other cause or condition within the power of the Lessee to control or effect resulting in the Building failing to be a parking garage (excepting in each case ordinary wear and tear), or

               (ii) any Alteration made to, or any rebuilding of, the Property or any part thereof by the Lessee, or

               (iii) any restoration or rebuilding carried out by the Lessee or any condemnation of any portion of the Property pursuant to
                     Article XI of the Lease,

               (iv) any use of the Property or any part thereof by the Lessee other than as permitted by the Lease and the Ground Lease; or

               (v)   any Development Agreements.


                                                             Master Agreement 30

         (b) REJECTION. In the event that at the end of the Lease Term the Lessee elects the Remarketing Option and Lessor rejects the sale pursuant to
Section 14.6 of the Lease, then the Lessor may obtain, at the Lessee's sole cost and expense, a Report to establish the reason for any decline in value of the Property from that anticipated for such date in the Appraisal delivered on the Closing Date. The Lessee shall promptly reimburse the Lessor for the amount equal to such decline in value (but not in excess of the remaining Lease Balance after application of the Recourse Deficiency Amount) to the extent that the Report indicates that such decline was due to one or more of the Decline Causes.


                                    SECTION 8
                                  MISCELLANEOUS

         SECTION 8.1 SURVIVAL OF AGREEMENTS. The representations, warranties and indemnities of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery and the termination or expiration of this Master Agreement and any of the Operative Documents, the transfer of the Property to the Lessor as provided herein, any disposition of any interest of the Lessor in the Property, and shall be and continue in effect notwithstanding any investigation made by any party hereto or to any of the other Operative Documents and the fact that any such party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.

         SECTION 8.2 NOTICES. Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be addressed to such parties at the addresses therefor as set forth in SCHEDULE 8.2, as such other address as any such party shall specify to the other parties hereto, and shall be deemed to have been given when received.

         SECTION 8.3 COUNTERPARTS. This Master Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 8.4 AMENDMENTS. No Operative Document nor any of the terms thereof may be terminated, amended, supplemented, waived or modified with respect to the Lessee or the Lessor, except (a) in the case of a termination, amendment, supplement, waiver or modification to be binding on the Lessee, with the written agreement or consent of the Lessee, and (b) in the case of a termination, amendment, supplement, waiver or modification to be binding on the Lessor or the Lease Participant, with the written agreement or consent of the Lessor.

         SECTION 8.5 HEADINGS, ETC. The Table of Contents and headings of the various Articles and Sections of this Master Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.


                                                             Master Agreement 31

         SECTION 8.6 PARTIES IN INTEREST. Except as expressly provided herein, none of the provisions of this Master Agreement is intended for the benefit of any Person except the parties hereto, the Lease Participant and their permitted successors and assigns.

         SECTION 8.7 GOVERNING LAW. THIS MASTER AGREEMENT HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

         SECTION 8.8 EXPENSES. The Lessee agrees to pay, as Supplemental Rent, all reasonable and documented out-of-pocket costs and expenses (i) of the Lessor and the Lease Participant in connection with the preparation, execution, delivery and perfection of the Operative Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of Mayer, Brown & Platt) and any amendment, waiver or consent relating thereto and (ii) of the Lessor and the Lease Participant in connection with the enforcement of the Operative Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Lessor and the Lease Participant) and
(iii) of the Lessor and the Lease Participant in connection with any request by Lessee for Lessor's consent to or review of any matter, including, without limitation, the Development Agreements (including, without limitation, the reasonable fees and disbursements of Mayer, Brown & Platt).

         SECTION 8.9 SEVERABILITY. Any provision of this Master Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 8.10 LIABILITIES OF THE LESSOR. The Lessor shall have no obligation to the Lessee with respect to the transactions contemplated by the Operative Documents except those obligations expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith.

         SECTION 8.11 SUBMISSION TO JURISDICTION; WAIVERS. Each party hereto hereby irrevocably and unconditionally:

                  (i) submits for itself and its property in any legal action or proceeding relating to this Master Agreement or any other Operative Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of Illinois, the courts of the United States of America for the Northern District of Illinois and appellate courts from any thereof;


                                                             Master Agreement 32

                  (ii) consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by a national overnight courier service, with a written receipt therefor, to such party at its address set forth in SCHEDULE 8.2 or at such other address of which the other parties hereto shall have been notified pursuant to
         SECTION 8.2; and

                  (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.


                    [END OF TEXT. SIGNATURE PAGES TO FOLLOW]


                                                             Master Agreement 33

         IN WITNESS WHEREOF, the parties hereto have caused this Master Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                 WHITTMAN-HART, INC.

                                 By:
                                     -----------------------------------------
                                 Name Printed:
                                               -------------------------------

                                 Title:

                                        --------------------------------------


                                 FIRST CHICAGO LEASING CORPORATION, as Lessor

                                 By:
                                     -----------------------------------------
                                 Name Printed:
                                               -------------------------------
                                 Title:
                                        --------------------------------------








                                                             Master Agreement 34

                                  SCHEDULE 2.2

                            PAYMENT INSTRUCTIONS AND
                              AMOUNT OF COMMITMENT


         Lessee:  Wire Transfer to:

                       As directed by Lessee from time to time.


         Lessor:  Wire Transfer to:

                           [TO BE PROVIDED BY LESSOR]








                                                             Master Agreement 35

                                 SCHEDULE 3.2(b)

                             CONSTRUCTION MILESTONES








                                                             Master Agreement 36

                                 SCHEDULE 4.1(l)

                                      TAXES

Taxes for 1999 not yet delinquent








                                                             Master Agreement 37

                                 SCHEDULE 5.8.4

                              EXISTING INVESTMENTS








                                                             Master Agreement 38

                                  SCHEDULE 8.2

                              ADDRESSES FOR NOTICES

         If to Lessor:              First Chicago Leasing Corporation
                                    Mail Suite 0502
                                    Bank One Plaza
                                    Chicago, Illinois  60670-0502
                                    Attention:  President

         If to Lessee:              Whittman-Hart, Inc.
                                    311 South Wacker Drive
                                    Chicago, Illinois  60606-6618
                                    Attention: President

         With a copy to:            Whittman-Hart, Inc.
                                    311 South Wacker Drive
                                    Chicago, Illinois  60606-6618
                                    Attention:  General Counsel







                                                             Master Agreement 39

                                    EXHIBIT A
                               TO MASTER AGREEMENT

                             FORM OF FUNDING REQUEST

TO:      First Chicago Leasing Corporation,
                  as Lessor under the Master Agreement referred to below American National Bank and Trust Company of Chicago, as Lease Participant

         Reference is hereby made to the Master Agreement dated as of December 22, 1999 (as heretofore amended, the "MASTER AGREEMENT") between Whittman-Hart, Inc., as Lessee, and First Chicago Leasing Corporation, as Lessor. Capitalized terms not otherwise defined herein are used herein as defined in the Master Agreement.

         Whittman-Hart, Inc., as Lessee (the "LESSEE") hereby notifies you that Lessee requests a Funding in the amount of $____________ on [INSERT REQUESTED FUNDING DATE] in respect of [DESCRIBE CONSTRUCTION COSTS (INCLUDING SOFT COSTS), TRANSACTION EXPENSES, YIELD].

         In connection with such requested Funding, the Lessee hereby represents and warrants to you as follows:

                  (A) on the requested Funding Date the representations and warranties of the Lessee contained in each of the Operative Documents shall be true and correct in all material respects as though made on and as of such Funding Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

                  (B) there shall not have occurred and be continuing any Event of Default or , to our knowledge, Potential Event of Default;

                  (C) The amount of the requested funding falls within the Construction Budget, and in the case of hard costs or soft costs of the Construction represents funds needed to reimburse Lessee or pay third parties for amounts paid or due and owing

                  (D) all of the conditions precedent to such Funding set forth in Section 3 of the Master Agreement have been satisfied.

         Please wire transfer the proceeds of the Funding to __________________.


                                                             Master Agreement 40

         The Lessee has caused this Funding Request to be executed and delivered by its duly authorized officer this _______________ [TO BE DELIVERED NOT LATER THAN 12:00 NOON, THREE BUSINESS DAYS PRIOR TO THE REQUESTED FUNDING DATE].


                                            WHITTMAN-HART, INC.

                                            By:
                                                --------------------------------
                                            Name Printed:
                                                          ----------------------
                                            Title:
                                                   -----------------------------









                                                             Master Agreement 41

                                        Schedule 1 to Funding Request

         Transaction Expenses               $_____________________

         Commitment Fee                     $_____________________

         Yield                              $_____________________

         Soft Costs                         $______________________

         Hard Costs                         $______________________

         TOTAL                              $______________________




                                                             Master Agreement 42

                                    EXHIBIT B
                               TO MASTER AGREEMENT
                       FORM OF COMPLETION DATE CERTIFICATE

TO: First Chicago Leasing Corporation, as Lessor under the Master Agreement referred to below

         Reference is hereby made to the Master Agreement dated as of December 22, 1999 (as heretofore amended, the "MASTER AGREEMENT") between Whittman-Hart, Inc., as Lessee, and First Chicago Leasing Corporation, as Lessor. Capitalized terms not otherwise defined herein are used herein as defined in the Master Agreement. This Certificate is being delivered pursuant to Section 3.3(c) of the Master Agreement.

         The undersigned Lessee hereby certifies to you that as of ____________, 2000 (the "COMPLETION DATE") with respect to the Property:

                  (i) all amounts owing to third parties for the Construction have been paid in full (other than contingent obligations for which the Lessee has made adequate reserves), and no litigation or proceedings are pending, or to the best of Lessee's knowledge, are threatened, against the Property or the Lessee which could reasonably be expected to have a Material Adverse Effect;

                  (ii) all consents, licenses and permits and other governmental authorizations or approvals required for the Construction and operation of the Property (except for those the absence of which would not have a Material Adverse Effect) have been obtained and are in full force and effect, or will be obtained when required by Applicable Law;

                  (iii) the Property has available all services of public facilities and other utilities necessary for use and operation of the Property for its intended purposes, including, without limitation, adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone, other required public utilities and means of access between the Building and public highways for pedestrians and motor vehicles;

                  (iv) all material agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of the Property as the Lessee intends to use the Property under the Lease and which are necessary to permit the lawful intended


                                                             Master Agreement 43
         use and operation of all then intended utilities, driveways, roads and other means of egress and ingress to and from the same have been obtained and are in full force and effect and the Lessee has no knowledge of any pending modification or cancellation of any of the same; and the use of the Property does not depend on any variance, special exception or other municipal approval, permit or consent that has not been obtained and is in full force and effect for its continuing legal use;

                  (v) all of the requirements and conditions set forth in
         SECTION 3.3(B) of the Master Agreement have been completed and fulfilled;

                  (vi) the Property is in compliance in all material respects with all applicable zoning laws and regulations; and

                  (vii) the representations set forth in SECTION 4.1 of the Master Agreement are true and correct in all material respects on the Completion Date.

         The Lessee has caused this Completion Date Certificate to be executed and delivered by its duly authorized officer this _______________, 2000.


                                            WHITTMAN-HART, INC.

                                            By:
                                                --------------------------------
                                            Name Printed:
                                                          ----------------------
                                            Title:
                                                   -----------------------------


                                                             Master Agreement 44

                                    EXHIBIT C
                               TO MASTER AGREEMENT

             [letterhead of firm that performed environmental audit]

                                                              ____________, 1996

First Chicago Leasing Corporation
1 Bank One Plaza
Chicago, Illinois  60670

American National Bank and Trust Company of Chicago

--------------------
Chicago, Illinois ______


Ladies/Gentlemen:


         We refer to the Phase One environmental assessment dated _________, prepared by us for ______________, with respect to [DESCRIBE PROPERTY]. Please be advised that you may rely upon such report as if it were addressed directly to you.

                                  Very truly yours,

                                  [                                   ]
                                   -----------------------------------


                                  By:
                                      ------------------------------------------
                                  Title:
                                         ---------------------------------------


                                                             Master Agreement 45